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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-16385 and 333-35937 of Quadramed Corporation on Forms S-8 of our report dated April 25, 1997 (relating to the financial statements of FRA Acquisitions, Inc. not presented separately herein) appearing in this Annual Report on Form 10-K of Quadramed Corporation for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Los Angeles, California
April 20, 1998